UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Directors

As previously disclosed in the Current Report on Form 8-K of Palmetto Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2010, on October 7, 2010 the Company consummated a private placement transaction (the “Private Placement”) pursuant to which the Company issued shares of its common stock to investors, including CapGen Capital Group V LP (“CapGen”) and affiliates of Patriot Financial Partners, L.P. (“Patriot”), pursuant to the terms of a Stock Purchase Agreement dated as of May 25, 2010 (as amended by Amendment No. 1 dated as of June 8, 2010 and Amendment No. 2 dated as of September 22, 2010, the “Stock Purchase Agreement”).

In connection with the consummation of the Private Placement, the Company and The Palmetto Bank (the “Bank”), a wholly owned subsidiary of the Company, agreed to reduce the sizes of the Boards of Directors of each of the Company and the Bank (the “Boards”) to 11 members. Accordingly, on October 12, 2010, W. Fred Davis, Jr., John T. Gramling, II, Sam B. Phillips, Jr., Ann B. Smith, and Edward K. Snead, III notified the Company and the Bank of their decision to retire from the Boards effective October 12, 2010. In addition, as previously disclosed in the Company’s Proxy Statement filed with the SEC on June 28, 2010, two of the directors whose terms expired at the Annual Meeting of Shareholders on August 6, 2010 (the “Meeting”), David P. George, Jr. and Albert V. Smith, concluded not to stand for reelection at the Meeting. As a result, these two directors ceased to be directors on the Boards after the Meeting.

Each director’s decision to retire or not stand for reelection, as applicable, did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The Company appreciates each director’s contribution to the Company and the Bank during his or her service as a director.

(d)	Election of Directors

In addition, pursuant to the terms of the Stock Purchase Agreement, upon the closing of the Private Placement and receipt of necessary regulatory approvals, the Company agreed to appoint two designees of CapGen and one designee of Patriot to serve on the Boards. As a result of the consummation of the Private Placement and the receipt of the necessary regulatory approvals, on October 12, 2010, the Company appointed John P. Sullivan and Robert B. Goldstein from

CapGen and James J. Lynch from Patriot to serve on the Board of the Company. Upon receipt of the necessary regulatory approval from the Federal Deposit Insurance Corporation, these designees will also be appointed to the Board of the Bank. The following table summarizes the committees of the Company’s Board to which each newly appointed director was appointed, with appointments to the same committees of the Bank to occur simultaneously with their appointments to the Board of the Bank.

Name	Audit	Compensation	Corporate Governance and Nominating	Credit	Regulatory Oversight	Trust
James J. Lynch		X *	X
Robert B. Goldstein			X	X	X
John P. Sullivan	X	X

*	Non-voting observer only

Under the terms of the Stock Purchase Agreement, for so long as CapGen or Patriot, as applicable, owns more than 9.9% of the Company’s outstanding shares of common stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company and the Bank, the Company will be required to nominate two people designated by CapGen and one person designated by Patriot for election to the Board at each annual meeting of shareholders at which the term of each such director expires, or upon the death, resignation, removal, or disqualification of each such director, if earlier.

The foregoing description of the Stock Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Stock Purchase Agreement, Amendment No. 1, and Amendment No. 2, which are filed as Exhibit 10.1 the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2010, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2010, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2010, respectively, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Samuel L. Erwin
Samuel L. Erwin
Chief Executive Officer

Date: October 18, 2010